Exhibit 99.1

News from PC Connection, Inc.

Corporate Communications * 730 Milford Road, Merrimack, NH 03054 * 603-423-2163

Contact: Mark A. Gavin, Chief Financial Officer - (603) 683-2451

GOVCONNECTION’S GSA CONTRACT CANCELLED

Holding Company, PC Connection, Inc., Appoints New GovConnection CEO

Company is Reviewing Subsidiary’s Contract Procedures;

PC Connection Delays 10-Q Filing For Q3 2003

Merrimack, NH – November 17, 2003 – PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology products and solutions, said today that the General Services Administration (GSA) has cancelled its contract with the Company’s GovConnection, Inc. subsidiary, following a review of GovConnection’s contract management systems and procedures that may have resulted in the sale of unqualified items or the underpayment of required fees. GovConnection, formerly known as ComTeq Federal, was acquired by PC Connection in 1999.

PC Connection, Inc. has appointed Don Weatherson, currently the non-executive chairman of GovConnection, to the additional and new position of Chief Executive Officer of the subsidiary. He replaces Gary Sorkin, the subsidiary’s president, who has been placed on a leave of absence.

PC Connection’s board of directors has initiated an internal review of the matter. The review will be conducted by GovConnection’s special government contracts counsel and an independent auditing firm. Following this review, GovConnection intends to implement appropriate changes. GovConnection also plans to submit an application for a new agreement with the GSA. While the Holding Company, PC Connection, Inc., has no indication of intentional wrongdoing by its GovConnection subsidiary regarding the GSA contract, it has been informally advised that the matter has been referred to the Department of Justice for review. The Company will cooperate fully in that review.

PC Connection is today filing a notification of late report on Form 12b-25 with the SEC relating to its 10-Q for the third quarter ended September 30, 2003. PC Connection currently plans to file its 10-Q on or before November 19, 2003.

On October 16, 2003, GovConnection received a 30-day cancellation notice from the GSA, and subsequently met with the GSA to try and resolve differences of opinion regarding contract performance and compliance. On November 14, GovConnection was informed that the cancellation notice would not be stayed or rescinded. Said Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc. “GovConnection is now working diligently under the leadership of Don Weatherson to make the changes necessary to submit a new agreement to the GSA for its consideration. Don is a highly experienced and effective executive who will bring his extensive knowledge of government procurement requirements and processes to bear as we move forward.”

Weatherson joined the board of directors of GovConnection in May of 2003. Previously, he was Vice President for North America Operations and Strategy at Hewlett Packard, and prior to that had led government sales programs as President of Compaq Federal, a subsidiary of Compaq Computer Corporation.

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Weatherson said, “GovConnection is now proceeding on three parallel tracks. First, we have initiated a thorough review of the cancelled contract to establish the complete record of transactions, reports and filings to compare with industry best practices and the high standards of performance at PC Connection, Inc. Second, we will do all we can to maximize continuing federal government sales through other channels in order to minimize the effect of this cancellation on current revenue. And third, we are focused on making changes that will permit GovConnection to make a new offering to the GSA that is grounded on very solid processes and controls. It is our intention to regain GSA approval for GovConnection as quickly as possible.”

The GSA contract accounted for approximately $56 million in revenues and approximately $4.8 million in gross profit in the first nine months of 2003. With respect to sales in other segments, PC Connection currently expects sales for its SMB segment, PC Connection Sales Corporation, to grow sequentially in the fourth quarter of 2003 from the third quarter of 2003 in the low- to mid-single digits, and sales for its large account segment, MoreDirect, to increase sequentially in the low single digits over the same period. The Company is currently projecting sales to decline sequentially in the low 20 percent range for its public sector segment, GovConnection, after taking into consideration the contract cancellation. The Company currently expects its sales for the fourth quarter of 2003 to be in the range of $330 million to $340 million, and earnings per share to be the range of $0.05 to $0.07 per share for the fourth quarter before any additional charges that may be required in relation to the GSA contract.

PC Connection, Inc., a Fortune 1000 company, operates through three sales subsidiaries, PC Connection Sales Corporation of Merrimack, NH, GovConnection, Inc. of Rockville, MD, and MoreDirect, Inc. of Boca Raton, FL. PC Connection Sales Corporation is a rapid-response provider of information technology (IT) products and solutions offering more than 100,000 brand-name products to businesses through its staff of technically trained outbound sales account managers and catalog telesales representatives, its comprehensive web sites at www.pcconnection.com and www.macconnection.com, and its catalogs PC Connection (1-800-800-5555) and MacConnection (1-800-800-2222). GovConnection, Inc. is a rapid-response provider of IT products and solutions, offering more than 100,000 brand-name products to federal, state and local government agencies, and educational institutions (1-800-800-0019). MoreDirect, Inc. provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. All three subsidiaries can deliver custom-configured computer systems overnight.

PC Connection’s management will discuss the contents of the press release during a conference call today at 4:30 ET. To participate, call 888-694-4641, code PCCC. A replay of the conference call will be available through December 1, 2003. To hear the replay, dial 877-519-4471, pincode 4321800.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the outcome of the audit by the GSA, the review that may be undertaken by the Department of Justice, the investigation being undertaken by the Company, the effect of the cancellation of GovConnection’s GSA contract, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results and other risks detailed under the caption “Factors That May Affect Future Results and Financial Condition” in the Company’s 2003 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended June 30, 2003. More specifically, the statements in this release concerning the Company’s outlook for the balance of 2003 are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the possible need to establish additional charges relating to the cancellation of the GSA agreement or the audit by the GSA, the outcome of the review that may be undertaken by the Department of Justice or the review being undertaken by the Company, the ability to make sales to the federal government by means other than the GSA contract, the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company’s distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel.